As filed with the Securities and Exchange                  Registration No. 333-
  Commission on May 13, 2002
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                  APTIMUS, INC.
             (Exact name of Registrant as specified in its charter)

        Washington                                      91-1809146
-------------------------------             ------------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
Incorporation or organization)


                       95 South Jackson Street, Suite 300
                            Seattle, Washington 98104
              ----------------------------------------------------
                     Address of Principal Executive Offices


                                 (206) 441-9100
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

                                 2001 Stock Plan
                            (Full Title of the Plan)

                                 David H. Davis
                                  Aptimus, Inc.
                       95 South Jackson Street, Suite 300
                            Seattle, Washington 98104
              ----------------------------------------------------
                         (Name and Address of Agent For Service)


                                     (206) 441-9100
              ------------------------------------------------------------
             (Telephone Number, Including Area Code, of Agent For Service)

                         CALCULATION OF REGISTRATION FEE

=======================================================================================================================
                                                         Proposed Maximum      Proposed Maximum
   Title of Each Class of              Amount to        Offering Price Per    Aggregate Offering         Amount of
Securities to be Registered(1)       be Registered             Share                Price             Registration Fee
-----------------------------------------------------------------------------------------------------------------------
Common Shares reserved for          2,365,000 shares         $1.68(2)            $3,973,200              $365.60
issuance pursuant to the 2001
Stock Plan
-----------------------------------------------------------------------------------------------------------------------
(1)  Common Shares,  without par value,  offered by the Company  pursuant to the
     2001 Stock Plan.
(2)  The proposed maximum offering price per share and the registration fee were calculated in  accordance  with rule 457(c) and (h) based on the average of the high and low prices for shares of the Registrant's common shares on May
     9, 2002,  as quoted by the  Nasdaq  National  Market,  which was $1.68  per share.



================================================================================

           PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents, which have been filed with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference:

     1. The Registrant's annual report on Form 10-K for the year ended December 31, 2001.

     2. All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the Registrant's fiscal year covered by the Registrant's annual report incorporated by reference herein pursuant to 1. above.

     3. The description of the Registrant's securities contained in the Registrant's registration statement on Form 8-A filed with the Commission on August 16, 1999 under Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

None.

Item 6.  Indemnification of Directors and Officers.

     Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act (the "Washington Act") authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"). Article 6 of the Registrant's Second Amended and Restated Articles of Incorporation and Article IX of the Registrant's Amended and Restated Bylaws together provide for indemnification of the Registrant's directors, officers, employees and agents to the maximum extent permitted by Washington law. The Registrant has entered into agreements with its directors and officers arising out of their service as officers and director, as applicable, and has agreed to advance expenses to defend claims subject to indemnification. The directors and officers of the Registrant also may be indemnified against liability they may incur for serving in that capacity pursuant to a liability insurance policy maintained by the Registrant for such purpose.

     Section 23B.08.320 of the Washington Act authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, self-dealing or illegal corporate loans or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. Article 6 of the Registrant's Second Amended and Restated Articles of Incorporation contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to the Registrant and its shareholders.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.

Not Applicable.

Item 8.  Exhibits.

Exhibit Number    Exhibit
--------------    -------
    4.1*          2001 Stock Plan
    5.1           Opinion of Dorsey & Whitney LLP
   23.1           Consent of Moss Adams LLP, independent accountants
   23.2           Consent of PricewaterhouseCoopers LLP, independent accountants
   23.3           Consent of Dorsey & Whitney LLP (Included in Exhibit 5.1)
   24.1           Powers of Attorney (included on the signature pages)
----------------

* Previously filed with the Registrant's Quarterly Report on Form 10-Q dated November 14, 2001.


Item 9.  Undertakings.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represents no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this registration statement.

          (2) That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in San Francisco, California, on May 1, 2002.

                                        APTIMUS, INC.
                                        (Registrant)


                                        By: /s/ Timothy C. Choate
                                            ------------------------------------
                                            Timothy C. Choate
                                            Chairman, President and
                                              Chief Executive Officer

                               POWERS OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Timothy C. Choate and John A. Wade, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents of them or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                     Title                                 Date
---------                     -----                                 ----

                              Chairman, President and Chief         May 1, 2002
/s/ Timothy C. Choate         Executive Officer
-------------------------
Timothy C. Choate

                              Sr. Vice President, Finance and       May 1, 2002
/s/ John A. Wade              Chief Financial Officer
-------------------------
John A. Wade


/s/ William H. Fritsch        Director                              May 1, 2002
-------------------------
William H. Fritsch


/s/ Robert W. Wrubel          Director                              May 1, 2002
-------------------------
Robert W. Wrubel


/s/ George C. Gallagher       Director                              May 1, 2002
-------------------------
George C. Gallagher


/s/ John B. Balousek          Director                              May 1, 2002
-------------------------
John B. Balousek

                                  EXHIBIT INDEX

Exhibit Number          Exhibit
--------------          -------
    4.1*                2001 Stock Plan

    5.1                 Opinion of Dorsey & Whitney LLP

   23.1                 Consent of Moss Adams LLP, independent accountants

   23.2                 Consent of PricewaterhouseCoopers LLP,
                          independent accountants

   23.3                 Consent of Dorsey & Whitney LLP
                          (Included in Exhibit 5.1)

   24.1                 Powers of Attorney (included on the signature pages)
----------------

* Previously filed with the Registrant's Quarterly Report on Form 10-Q dated November 14, 2001.